UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 30, 2008
HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09764 (Commission File Number)	11-2534306 (IRS Employer Identification No.)
1101 Pennsylvania Avenue, N.W., Suite 1010
Washington, D.C. 20004
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 393-1101

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Chief Financial Officer
     Following preliminary discussions with Harman International Industries, Incorporated (the “Company”) regarding his continuing role with the Company, Kevin Brown informed the Company on April 30, 2008 that he intended to resign as Executive Vice President, Chief Financial Officer and Assistant Secretary of the Company. His resignation from these offices will be effective on May 31, 2008. Mr. Brown has agreed to serve as the Company’s “principal accounting officer” through August 15, 2008.
     In connection with his resignation, the Company entered into a letter agreement with Mr. Brown, dated May 2, 2008 (the “Agreement”). Under the Agreement, Mr. Brown will continue as an employee of the Company until August 15, 2008 to assist with the transition of his responsibilities. Mr. Brown is entitled to cash severance payments equal to $750,000, payable in installments over the 18-month period following his last day of employment. Mr. Brown will be eligible to receive a bonus for fiscal 2008 as if he were a participant in the Company’s management incentive compensation plan. The bonus will be based on a target award of 60% of Mr. Brown’s base salary and the Company’s achievement of performance parameters for fiscal 2008 established under this plan for other executive officers. In addition, Mr. Brown’s award will not be adjusted based on individual performance. Mr. Brown will not be eligible for an annual incentive award for fiscal 2008 under the Company’s 2007 Key Executive Officers Bonus Plan. Mr. Brown will remain eligible to participate in the Company’s medical, retirement and deferred compensation plans until his last day of employment. The Company has also agreed, at its expense, to pay the cost of Mr. Brown’s COBRA health benefits for a period of up to 18 months following his last day of employment; provided that such benefits will cease if Mr. Brown accepts new employment and receives health benefits under plans maintained by his new employer.
     The foregoing description of the Agreement is a summary and is qualified in its entirety by the terms of the Agreement, a copy of which is filed herewith as Exhibit 10.1, and incorporated herein by reference.
Appointment of New Chief Financial Officer
     On April 30, 2008, the Board of Directors (the “Board”) of the Company authorized an offer to Herbert Parker to serve as Executive Vice President and Chief Financial Officer of the Company, effective June 2, 2008. The Company and Mr. Parker entered into a letter agreement, dated May 2, 2008 (“Letter Agreement”), which sets forth the terms of his employment. Under the terms of the Letter Agreement, the Company and Mr. Parker intend to also enter into a change-in-control severance agreement on terms similar to the agreement between the Company and the Company’s Chief Executive Officer. The material terms of the Letter Agreement are described below.
     Mr. Parker, age 50, has served since 2006 as Chief Financial Officer in North America and as a member of the North American Executive Committee of ABB Inc., an affiliate of ABB

Ltd., a provider of technology-based power and automation products, systems, solutions and services. From 1980 to 2005, Mr. Parker served in various management positions with ABB, including Chief Financial Officer and Group Senior Vice President for the Automation Technologies Division.
     Under the Letter Agreement, Mr. Parker’s annual base salary will be no less than $500,000 and he will be eligible to earn an annual incentive award up to 90% of his annual base salary. Mr. Parker will receive a bonus of $100,000 within five business days of his start date and an additional bonus of $162,500 on July 1, 2008.
     On his start date, Mr. Parker will receive stock options to purchase 50,000 shares of the Company’s common stock. The options will vest 20% annually beginning one year from the grant date and will be granted under the Company’s 2002 Stock Option and Incentive Plan (the “2002 Plan”). Mr. Parker will also receive on his start date a one-time award of approximately 52,000 stock options as a replacement for awards from his prior employer. The number of stock options is subject to adjustment, which could be significant, based on a comparison of the stock price of the Company and ABB over a period prior to Mr. Parker’s start date. The options will vest 25% on February 2, 2009 and 75% on May 13, 2010. The exercise price of all stock options under the Letter Agreement will be equal to the fair market value of the Company’s common stock on the grant date.
     Mr. Parker will also receive an award of 5,500 shares of restricted stock on his start date. The shares of restricted stock will be granted under the 2002 Plan and will vest on June 2, 2011.
     If Mr. Parker’s employment is terminated by the Company without cause within his first year of employment, he will be entitled to his then-current base salary and Company-paid COBRA benefits for one year. In addition, subject to the approval of the Compensation and Option Committee, Mr. Parker would also be entitled to immediate vesting of any equity awards granted pursuant to the Letter Agreement and would have 90 days to exercise his stock options.
     The Letter Agreement also entitles Mr. Parker to use of a company-leased automobile and participation in the Company’s other employee benefit plans and programs.
     The foregoing summary is qualified by reference to the Letter Agreement, a copy of which is filed herewith as Exhibit 10.2, and is incorporated herein by reference.
Retirement of Chief Technology Officer
     As previously disclosed, Dr. Erich A. Geiger has an employment agreement with the Company with a term through August 31, 2008. Dr. Geiger has informed the Company that he intends to retire on August 31, 2008 and resign his position as the Company’s Executive Vice President, Chief Strategy Officer and Chief Technology Officer at that time. On May 5, 2008, the Board appointed Helmut Schinagel to serve as Chief Technology Officer of the Company, effective upon Dr. Geiger’s retirement.
     Following his retirement, Dr. Geiger will provide consulting services to the Company on an exclusive basis. The terms of the consulting arrangement are governed by a letter agreement dated January 15, 2007 (the “Consulting Agreement”). Under the Consulting Agreement, Dr. Geiger

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will serve as a consultant for three years exclusively to the Company and will be entitled to an annual retirement benefit equal to the greater of $988,755 or 50% of his average annual salary and bonus during the term of his employment agreement or the last five years of service under the employment agreement.
     The foregoing description of the Consulting Agreement is a summary and is qualified in its entirety by reference to the terms of the Consulting Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated May 2, 2008, between Harman International Industries, Incorporated and Kevin Brown

10.2	Letter Agreement, dated May 2, 2008, between Harman International Industries, Incorporated and Herbert Parker

10.3	Consulting Agreement, dated January 15, 2007, between Harman International Industries, Incorporated and Erich A. Geiger (filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended December 31, 2006, Commission File No. 001-09764, and incorporated herein by reference)

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Edwin Summers
Edwin Summers Vice President, General Counsel and Secretary

Date: May 6, 2008